Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated May 20, 2008, on the financial statements and financial highlights of Pioneer International Equity Fund included in the Annual Report to the Shareowners for the year ended March 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 333-09079)of Pioneer International Equity Fund.

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        ERNST & YOUNG LLP


Boston, Massachusetts
July 23, 2008